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                                                                   EXHIBIT 10.3

                              AMENDMENT NUMBER ONE

                                 TO CALMAT CO.
                                CREDIT AGREEMENT
                          DATED AS OF AUGUST 20, 1991

This Amendment to the Credit Agreement described below is entered into as of October 16, 1992.

         1. Preliminary Statement. Reference is made to a Credit Agreement dated as of August 20, 1991 (which, as it may be amended, extended or supplemented from time to time, is herein called the "Credit Agreement") among CalMat Co. (the "Borrower"), the lenders which are a party thereto (the "Lenders") and The First National Bank of Chicago, as agent for the Lenders (the "Agent"). On August 26, 1992 the Borrower announced a charge of $15,000,000 relating to certain real estate assets of the Borrower and a charge of $10,000,000 relating to the implementation of Statement of Accounting Standards No. 106 concerning post-retirement benefits other than pensions. The Borrower has requested that the Lenders amend the Credit Agreement in certain respects to take into account these charges.

         2. Amendments. The Borrower, the Required Lenders and the Agent hereby amend the Credit Agreement as follows:

         A. Section 6.10(iii) of the Credit Agreement is hereby amended by adding at the end thereof:

                          The after-tax amount of the charge taken by the
                 Borrower in August, 1992 relating to certain real estate assets, in an after-tax amount not exceeding $9,000,000 together with the after-tax amount of the charge taken by the Borrower in August, 1992 relating to implementation of Statement of Accounting Standards No. 106 concerning post-retirement benefits other than pensions, in an after-tax amount not exceeding $6,000,000, shall be added back to Consolidated Net Income, measured on a cumulative basis from January 1, 1992, (but only to the extent previously deducted) for the purpose of computing compliance with the permitted amount of the restricted payments as described in this Section 6.10(iii).

         B. Section 6.17 of the Credit Agreement is hereby amended by adding at the end thereof:

                          The amount of the pre-tax charge taken by the
                 Borrower in August, 1992 relating to certain real estate assets, in an amount not exceeding $15,000,000, shall be added back to Consolidated Income Before Interest and Taxes (but only to the extent previously deducted) for the fiscal quarter ending September 30,





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                 1992 in computing compliance with this Section for each four-
                 quarter period which includes such quarter.

         C. Section 6.18 of the Credit Agreement is hereby amended by adding at the end thereof:

                          The amount of the pre-tax charge taken by the
                 Borrower in August, 1992 relating to certain real estate assets, in an amount not exceeding $15,000,000, shall be added back to Consolidated Income Before Interest and Taxes (but only to the extent previously deducted) for the fiscal quarter ending September 30, 1992 in computing compliance with this Section for each four-quarter period which includes such quarter.

         D. Section 6.19 of the Credit Agreement is hereby-amended by adding at the end thereof:

                          The after-tax amount of the charge taken by the
                 Borrower in August, 1992 relating to implementation of Statement of Accounting Standards No. 106 concerning post-retirement benefits other than pensions, in an after-tax amount not exceeding $6,000,000, shall be added to Consolidated Tangible Net Worth (but only to the extent that Consolidated Tangible Net Worth was reduced by such charge) in computing compliance with this Section.

         3. Representations. In order to induce the Lenders to enter into this Amendment the Borrower represents and warrants that:

                 A.       The representations and warranties set forth in
         Section 5 of the Credit Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and that there exists no Default or Unmatured Default on the date hereof;

                 B. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Credit Agreement, as amended by this Amendment, constitute valid and binding obligations of the Borrower; and

                 C. Neither the execution and delivery by the Borrower of this Amendment, the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.





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         4.      Closing Conditions.  This Amendment shall be effective upon
Receipt by the Agent from the Required Lenders and the Borrower of executed counterparts of this Amendment or of telex or telecopied confirmation of their execution and mailing of this Amendment.

         5. Definitions. Unless the context shall otherwise require, all terms used herein which are defined in the Credit Agreement shall have the meanings assigned to them therein.

         6. Counterparts. This Amendment may be executed by the parties hereto individually, or in any combinations of the parties hereto in several counterparts, all of which taken together shall constitute one and the same amendment.

         7. Ratification. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Credit Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Credit Agreement is in all respects agreed to, ratified and confirmed by the Borrower and the Lenders.

         8. Expenses. The Borrower shall pay all expenses of the Agent (including reasonable charges for in-house counsel) incurred by the Agent in the preparation of this Amendment.

         9. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to the "Agreement," "thereunder," "thereof," or words of like import referring to the Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

         CALMAT CO.


         By:/s/ Frederick T. Sauer             By:/s/ Ronald C. Hadfield
            -------------------------------       --------------------------
            Its: Vice President                   Its: Executive VP/CFO
                 - Treasurer

         THE FIRST NATIONAL BANK OF CHICAGO
              Individually and as Agent

         By:/s/ Gene Benke
            -------------------------------
            Its: Senior Vice President





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